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                                                               EXHIBIT 5.1

                            [SASM&F LLP LETTERHEAD]

                              July 25, 1997

Merisel, Inc.
200 Continental Boulevard
El Segundo, California 90245

    Re: Merisel, Inc. Registration on Form S-4

Gentlemen:

  We have acted as special counsel to Merisel, Inc., a Delaware corporation (the "Company"), in connection with the financial restructuring (the "Restructuring") of the Company by means of the consummation of either (i) an exchange offer (the "Exchange Offer") with the holders (the "Noteholders") of 12 1/2% Senior Notes due 2004 (the "12.5% Notes") of the Company (the "Exchange Restructuring") or (ii) a prepackaged plan (the "Prepackaged Plan") of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Restructuring"). The Restructuring would provide for (i) the issuance by the Company of an aggregate of up to 24,062,796 shares of common stock, par value $.05 per share, of the Company ("New Common Stock") in exchange for all of the 12.5% Notes outstanding as of immediately prior to consummation of the Restructuring and (ii) (a) a one-for-five reverse stock split (the "Reverse Split") with respect to all of the shares of common stock, par value $.01 per share ("Old Common Stock"), of the Company in the case of the Exchange Offer, or the issuance of up to 6,015,699 shares of New Common Stock (together with the shares of New Common Stock to be issued to the Noteholders, the "Exchange Shares") in exchange for all of the Old Common Stock outstanding as of immediately prior to the consummation of the Restructuring, in the case of the Prepackaged Plan; (b) the issuance of up to 2,631,868 warrants (the "Series A Warrants") to purchase shares of New Common Stock issued pursuant to the Series A Warrant Agreement (as defined below) to the holders of Old Common Stock (the "Stockholders") as of immediately prior to the Restructuring; and (c) the issuance of up to 2,631,868 warrants (the "Series B Warrants" and together with the Series A Warrants, the "Warrants") to purchase shares of New Common Stock issued pursuant to the Series B Warrant Agreement (as defined below) to the Stockholders as of immediately prior to the Restructuring. The Warrants would be exercisable in the aggregate for an additional 5,263,736 shares of New Common Stock (the "Warrant Shares").

  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-27369) as filed with the Securities and Exchange Commission (the "Commission") on July 25, 1997 under the Act, (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the form of Prepackaged Plan; (iii) the Certificate of Incorporation of the Company, as presently in effect (the "Certificate of Incorporation"); (iv) the form of Certificate of Amendment to the Certificate of Incorporation (the "Charter Amendment") which would authorize the Reverse Split and which is to be filed with the Secretary of State of the State of Delaware immediately prior to or contemporaneously with the consummation of the Exchange Restructuring; (v) the form of Amended and Restated Certificate of Incorporation to be filed at or prior to the Confirmation Hearing (as defined in the Prepackaged Plan) in respect of the Prepackaged Restructuring (the "Reorganized Merisel Certificate of Incorporation"); (vi) the By-Laws of the Company, as presently in effect; (vii) the form of the Series A Warrant Agreement, (the "Series A Warrant Agreement") proposed to be entered into between the Company, as issuer, and U.S. Stock Transfer Corporation, as warrant agent (the "Warrant Agent"), filed as Exhibit C to Annex IV of to the Registration Statement; (viii) the form of the Series B Warrant Agreement (the

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"Series B Warrant Agreement" and, together with the Series A Warrant Agreement, the "Warrant Agreements"), proposed to be entered into between the Company, as issuer, and the Warrant Agent, as warrant agent, filed as Annex II to the Registration Statement; (ix) a specimen certificate representing the New Common Stock; (x) a specimen certificate representing the Series A Warrants; (xi) a specimen certificate representing the Series B Warrants; and (xii) certain resolutions of the Board of Directors of the Company relating to the Restructuring. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

  Members of our Firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

    1. When (i) the Restructuring is consummated either in accordance with the terms of the Exchange Offer or upon confirmation by the Bankruptcy Court (as defined in the Registration Statement) of the Prepackaged Plan and consummation of the Prepackaged Restructuring; (ii) the Charter Amendment, in the case of the Exchange Restructuring, or the Reorganized Merisel Certificate of Incorporation, in the case of the Prepackaged Restructuring, is filed with the Secretary of State of the State of Delaware; and (iii) the certificates representing the Exchange Shares in the form of the specimen certificates examined by us are properly signed by an authorized officer of the transfer agent and registrar for the New Common Stock and registered by such transfer agent and registrar in the names of the Noteholders and holders of Old Common Stock, as applicable, as of immediately prior to the Restructuring in accordance with the terms of the Exchange Offer or the Prepackaged Plan, as applicable, and delivered to the Depositary (as defined in the Registration Statement), the issuance of the Exchange Shares will have been duly authorized, and the Exchange Shares will be validly issued, fully paid and non-assessable.

    2. When (i) the Restructuring is consummated either in accordance with the terms of the Exchange Offer or upon confirmation by the Bankruptcy Court of the Prepackaged Plan and consummation of the Restructuring (ii) the Warrant Agreements have been duly executed and delivered; and (iii) Warrants in the form of the specimen certificates examined by us are properly signed by an authorized officer of the Warrant Agent and registered by the Warrant Agent in the names of the holders of Old Common Stock as of immediately prior to the Restructuring in accordance with the terms of the Warrant Agreements and the Exchange Offer or the Prepackaged Plan, as applicable, the Warrants will have been duly authorized, and the Warrants will be valid and binding obligations of the Company entitled to the benefits of the Warrant Agreements and enforceable against the Company in accordance with the terms of the Warrants and the Warrant Agreements, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

    3. When (i) the Restructuring is consummated either in accordance with the terms of the Exchange Offer or upon confirmation by the Bankruptcy Court of the Prepackaged Plan and consummation of the

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  Prepackaged Restructuring; (ii) the Charter Amendment, in the case of the
  Exchange Restructuring, or the Reorganized Merisel Certificate of Incorporation, in the case of the Prepackaged Restructuring, is filed with the Secretary of State of the State of Delaware; (iii) the Warrant Agreements have been duly executed and delivered; and (iv) the certificates representing the Warrant Shares in the form of the specimen certificates examined by us are properly signed by an authorized officer of the transfer agent and registered in the names of the holders of Warrants upon exercise of the Warrants and full payment of the purchase price for the New Common Stock in accordance with the terms of the Warrants and the Warrant Agreements shall have been made, the issuance and sale of the Warrant Shares will have been duly authorized and the Warrant Shares will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          Skadden, Arps, Slate, Meagher & Flom
                                           LLP

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